Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Schedules 2014 First Quarter Earnings Release, Conference Call and Webcast

HOUSTON, April 3, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that it will release financial results for the first quarter ended March 31, 2014, on Thursday, April 24, before market open. Earl J. Hesterberg, Group 1’s president and chief executive officer, and the company’s senior management team will host a conference call to discuss the results later that morning at 10 a.m. ET.

The conference call will be simulcast live on the Internet at www.group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: http://www.group1corp.com/events. A webcast replay will be available for 30 days.

The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:

Domestic: 1-877-870-4263
International: 1-412-317-0790

A telephonic replay will be available following the call through May 26, 2014 at 9:00 a.m. ET by dialing:

Domestic: 1-877-344-7529
International: 1-412-317-0088
Replay ID: 10044041

About Group 1 Automotive, Inc.
Group 1 owns and operates 150 automotive dealerships, 190 franchises, and 37 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com